                                                                                                           Exhibit 12
                                                  THE BEAR STEARNS COMPANIES INC.
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                 (In thousands, except for ratio)

                                       Fiscal Year           Fiscal Year           Five-Months          Fiscal Year
                                          Ended                 Ended                 Ended                Ended
                                    November 30, 2001     November 30, 2000     November 26, 1999      June 30, 1999
                                    -----------------     -----------------     -----------------      -------------
Earnings before taxes
    on income                             $   934,444           $ 1,171,523           $   453,592         $ 1,064,108
                                          -----------           -----------           -----------         -----------
Add:   Fixed Charges
            Interest                        3,793,998             4,772,286             1,524,046           3,344,190
            Interest factor in rents           33,500                32,200                12,783              31,363
                                          -----------           -----------           -----------         -----------
    Total fixed charges                     3,827,498             4,804,486             1,536,829           3,375,553
                                          -----------           -----------           -----------         -----------
Earnings before fixed
     charges and taxes on income          $ 4,761,942           $ 5,976,009           $ 1,990,421         $ 4,439,661
                                          ===========           ===========           ===========         ===========

Ratio of earnings to fixed charges                1.2                   1.2                   1.3                 1.3
                                          ===========           ===========           ===========         ===========





                         THE BEAR STEARNS COMPANIES INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (In thousands, except for ratio)

(continued)

                                        Fiscal Year         Fiscal Year
                                           Ended               Ended
                                       June 30, 1998       June 30, 1997
                                       -------------       -------------
Earnings before taxes
    on income                           $ 1,063,492          $ 1,013,690
                                       -------------       -------------
Add:   Fixed Charges
            Interest                      3,622,629            2,532,181
            Interest factor in rents         30,130               26,516
                                       -------------       -------------
    Total fixed charges                   3,652,759            2,558,697
                                       -------------       -------------
Earnings before fixed
     charges and taxes on income        $ 4,716,251          $ 3,572,387
                                       =============       =============
Ratio of earnings to fixed charges              1.3                  1.4
                                       =============       =============

Note: Certain reclassifications have been made to prior period amounts to conform to the current year's presentation.

                                                                                                                        Exhibit 12
                                                  THE BEAR STEARNS COMPANIES INC.
                        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                 (In thousands, except for ratio)


                                               Fiscal Year           Fiscal Year           Five-Months         Fiscal Year
                                                  Ended                 Ended                 Ended               Ended
                                            November 30, 2001     November 30, 2000     November 26, 1999     June 30, 1999
                                            ----------------------------------------    ------------------    ---------------
Earnings before taxes
    on income                                     $   934,444           $ 1,171,523           $   453,592        $ 1,064,108
                                            ------------------    ------------------    ------------------    ---------------
Add:   Fixed Charges
            Interest                                3,793,998             4,772,286             1,524,046          3,344,190
            Interest factor in rents                   33,500                32,200                12,783             31,363
                                            ------------------    ------------------    ------------------    ---------------
    Total fixed charges                             3,827,498             4,804,486             1,536,829          3,375,553
                                            ------------------    ------------------    ------------------    ---------------
Earnings before fixed
     charges and taxes on income                  $ 4,761,942           $ 5,976,009           $ 1,990,421        $ 4,439,661
                                            ==================    ==================    ==================    ===============
Preferred stock dividends                            $ 39,113              $ 39,113              $ 16,297           $ 39,430

Ratio of income before provision for
     income taxes to net income *                        151%                  152%                  159%               158%
                                            ----------------------------------------    ------------------    ---------------
Preferred dividend factor on pretax basis              59,074                59,264                25,863             62,340

Total fixed charges and preferred dividends       $ 3,886,572           $ 4,863,750           $ 1,562,692        $ 3,437,893
                                            ==================    ==================    ==================    ===============
Ratio of earnings to fixed charges and
     preferred stock dividends                            1.2                   1.2                   1.3                1.3
                                            ==================    ==================    ==================    ===============


                         THE BEAR STEARNS COMPANIES INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                        (In thousands, except for ratio)

(continued)
                                                Fiscal Year       Fiscal Year
                                                   Ended             Ended
                                               June 30, 1998      June 30, 1997
                                              ----------------    ------------
Earnings before taxes
    on income                                     $ 1,063,492      $1,013,690
                                              ----------------    ------------
Add:   Fixed Charges
            Interest                                3,622,629       2,532,181
            Interest factor in rents                   30,130          26,516
                                              ----------------    ------------
    Total fixed charges                             3,652,759       2,558,697
                                              ----------------    ------------
Earnings before fixed
     charges and taxes on income                 $ 4,716,251      $3,572,387
                                              ================    ============
Preferred stock dividends
                                                     $ 31,012        $ 23,833
Ratio of income before provision for
     income taxes to net income *                       161%            165%
                                             ----------------    ------------
Preferred dividend factor on pretax basis              49,939          39,390
Total fixed charges and preferred dividends       $ 3,702,698      $2,598,087
                                              ================    ============
Ratio of earnings to fixed charges and
     preferred stock dividends                            1.3             1.4
                                              ================    ============


* Represents income before provision for income taxes divided by net income, which adjusts dividends on preferred stock to a pre-tax basis.

Note: Certain reclassifications have been made to prior period amounts to conform to the current year's presentation.